UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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CYTOCORE, INC.

(Name of Registrant as Specified In Its Charter)

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CYTOCORE, INC.
414 North Orleans Street
Suite 502
Chicago, Illinois 60610
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 21, 2007
     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of CytoCore, Inc. (formerly Molecular Diagnostics, Inc.), a Delaware corporation (the “Company”), will be held at the Hyatt Regency, 5 Embarcadero Center, San Francisco, California 94111 on Thursday, June 21, 2007 at 10:00 a.m., local time, for the purpose of considering and voting upon the following matters:
1.	to elect five directors to serve on the Company’s Board of Directors until the next annual meeting of stockholders and until their successors are elected and qualified;

2.	to approve an amendment to the Company’s Certificate of Incorporation (as amended to date) to increase the number of authorized shares of common stock ($.001 par value) of the Company by 125,000,000 shares from 375,000,000 to 500,000,000 shares; and

3.	to transact such other business as may properly come before the meeting or any adjournment thereof.
     The Board of Directors knows of no other business to be transacted at the meeting.
     The Board of Directors has fixed the close of business on Friday, April 27, 2007 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and any adjournments thereof.
     A copy of the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2006, (as amended) which contains financial statements and other information of interest to stockholders, accompanies this Notice and the attached Proxy Statement.

By Order of the Board of Directors

May 15, 2007	Dr. Augusto Ocana Chief Executive Officer

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

PROXY STATEMENT
VOTING PROCEDURES AND QUORUM
PROPOSAL NO. 1 — ELECTION OF DIRECTORS
REPORT OF THE AUDIT COMMITTEE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION
PROPOSAL NO. 2 — AMENDMENT TO CERTIFICATE OF INCORPORATION TO INCREASE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
ADDITIONAL INFORMATION

CYTOCORE, INC.
414 North Orleans Street
Suite 502
Chicago, Illinois 60610
PROXY STATEMENT
Annual Meeting of Stockholders
To be held on June 21, 2007
     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of CytoCore, Inc. (formerly Molecular Diagnostics, Inc.) (“CytoCore” or the “Company”) for use at the Annual Meeting of Stockholders to be held on Thursday, June 21, 2007 at 10:00 a.m., local time, at the Hyatt Regency, 5 Embarcadero Center, San Francisco, California 94111 and at any adjournments thereof (the “Meeting”).
     The Notice of Meeting, this Proxy Statement, the form of proxy and the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006 (as amended) are first being mailed to stockholders on or about May 23, 2007.
VOTING PROCEDURES AND QUORUM
     The Board of Directors has fixed the close of business on Friday, April 27, 2007 (the “Record Date”) as the record date to determine stockholders entitled to receive notice of and to vote at the Meeting. Only holders of the Company’s common stock, $.001 par value (the “Common Stock”), and the Company’s Series E Convertible Preferred Stock, $.001 par value (the “Series E Stock”), shall be entitled to vote at the Meeting. The Company had 337,617,804 shares of its Common Stock and 22,261 shares of its Series E Stock outstanding as of the close of business on the Record Date. Each holder of Common Stock is entitled to one vote per share of Common Stock on each of the matters to be voted upon at the Meeting. Each holder of Series E Stock is entitled to vote on any matter on which the holders of Common Stock are entitled to vote, and to notice of the Meeting. When voting with the holders of Common Stock as a single class, each holder of Series E Stock is entitled to one vote for each share of Common Stock into which such holder’s Series E Stock is convertible on the Record Date, calculated to the nearest whole share. As of the Record Date, the Series E Stock outstanding was convertible into 612,173 shares of Common Stock.
     If the accompanying proxy is properly completed, signed and returned prior to the Meeting, such shares will be voted in accordance with the instructions on the proxy or, in the absence of instructions as to any proposal, they will be voted in favor of proposals 1 and 2 as set forth in the accompanying Notice of Meeting and described herein.
     A stockholder may revoke a proxy at any time prior to exercise at the Meeting by (1) giving written notice of such revocation to the Company, (2) executing and delivering to the Company a later-dated proxy, or (3) attending the Meeting and voting in person. Attendance at the Meeting will not itself be deemed to revoke a proxy unless the stockholder gives affirmative notice at the Meeting that the stockholder intends to revoke the proxy and vote in person.
     In the event any nominee for election as a director is unable or unavailable to serve as a director when the election occurs, the persons named as proxies in the accompanying form of proxy may vote for a substitute nominee. The Company expects all nominees to be available and knows of no matters to be brought before the Meeting other than those described in this Proxy Statement. If, however, any other matters properly come before the Meeting, it is intended that proxies in the accompanying form will be voted thereon in accordance with the judgment of the person voting such proxies.

     The presence at the Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock and Series E Stock outstanding on the Record Date and entitled to vote shall constitute a quorum. If a quorum is not present, the chairman of the Meeting or the holders of a majority of the shares entitled to vote who are present in person or represented by proxy at the Meeting have the power to adjourn the Meeting from time to time until a quorum is present. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the Meeting as originally scheduled.
     Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. Broker non-votes will also count in determining whether a quorum is present. If a broker indicates on the proxy that it does not have discretionary authority and has not received voting instructions with respect to a particular proposal, those shares will not be considered as present and entitled to vote with respect to that proposal.
     The affirmative vote of a plurality of the votes of the shares of Common Stock and Series E Stock, voting together as a single class, present in person or represented by proxy and entitled to vote will be required to elect the nominees to the Company’s Board of Directors (Proposal No.1). Accordingly, abstentions, broker non-votes and votes withheld for a nominee will not have any effect on the election of a director.
     The affirmative vote of the holders of a majority of the outstanding shares of Common Stock and Series E Stock entitled to vote at the Meeting, voting together as a single class, is required to approve the proposal to amend the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock to 500,000,000 shares (Proposal No. 2). Votes withheld or abstaining from voting, as well as broker non-votes, will therefore have the same effect as a negative vote or a vote against this proposal.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS
     Pursuant to the Company’s Certificate of Incorporation and By-laws, each as amended to date, the Company’s Board of Directors may consist of no fewer than three nor more than 15 directors, with the specific number to be authorized by the Board of Directors from time to time in its discretion. The Board of Directors is currently authorized to consist of five members. Each director holds office until his or her successor is elected and qualified, and directors need not be stockholders.
     Five directors are to be elected at the Meeting to hold office until the next annual meeting of stockholders and until their respective successors are elected and qualified. The Board of Directors has designated Drs. Abeles and Ocana and Messrs. McCullough, Milley and Severson as nominees for election as directors at the meeting. All of the nominees are currently directors of the Company and have consented to being named in this Proxy Statement and to serve if elected. The Board of Directors has no reason to believe that any of the nominees will be unable or unavailable to serve if elected. If a nominee becomes unable or unavailable to serve as a director at the time of the election, the persons named as proxies in the accompanying proxy may vote the proxy for a substitute nominee. Vacancies, and newly created directorships resulting from any increase in the authorized number of directors, may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by the General Corporation Law of the State of Delaware.
     The affirmative vote of a plurality of the votes of the shares of Common Stock and Series E Stock, voting together as a single class, present or represented by proxy and entitled to vote will be required to elect the directors.
     Unless otherwise specified, the persons designated in the proxy will vote the shares covered thereby at the Meeting FOR the nominees set forth below.
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR
THE ELECTION OF THE NOMINEES.
The Board of Directors and the Nominees; Executive Officers

Name	Age	Offices and Positions, if any, Held with the Company	Director Since
Dr. Augusto Ocana	63	Chief Executive Officer and Director	2006
Robert F. McCullough, Jr.	52	Chief Financial Officer and Director	2005
Richard Domanik, Ph.D.	60	President	—
Clinton H. Severson	59	Director	2006
John H. Abeles, M.D.	62	Director	1999
Alexander M. Milley	54	Director	1989

Nominees
     Dr. Augusto Ocana was elected Chief Executive Officer and director of the Company in November 2006. Prior to joining the Company, Dr. Ocana worked as a Senior Vice President and General Manager and was a member of the Board of Directors of Ch-Werfen, S.A., an international manufacturer and distributor of laboratory equipment, including in-vitro diagnostics, hospital medical devices, and scientific instruments for industry and research, from 1997 to 2006. From 1993 to 1997, Dr. Ocana was a member of the Board of Directors and Executive Vice President and General Manager of Group Taper, S.A., a pharmaceutical company. He also served as President and CEO of both Rempack International, Inc. and Diapulse Corporation, S.A. Earlier in his career, Dr. Ocana spent over 14 years working with Abbott Laboratories, Inc., where he held several positions, including Managing Director/Regional Director and Business Development Director for Worldwide Pharmaceuticals.
     Robert F. McCullough, Jr. was elected Chief Financial Officer and director of the Company in September 2005. He currently serves as President and as a Portfolio Manager of Summitcrest Capital, Inc., a money management firm and registered investment adviser, a position he has held since October 2003. From April 1999 to July 2003, Mr. McCullough served as a Portfolio Manager at Presidio Management, a money management firm. Prior thereto, Mr. McCullough served as a manager with the accounting firm of Ernst & Whinney (now Ernst & Young) and also served as a financial analyst, a portfolio manager and a Chief Financial Officer of several private companies. Mr. McCullough has an MBA in finance and is a Certified Public Accountant.
     Richard Domanik, Ph.D. was elected President of the Company in May 2007. Since 2001, Dr. Domanik has been principal at R. Domanik Consulting, Inc., a consulting firm specializing in the development and manufacture of medical and clinical diagnostic devices and instruments and intellectual property management. Between 2002 and 2006, Dr. Domanik served as Consulting Director of Technology Development of ZellRX Corporation, a technology start-up in the field of cellular therapeutics for the treatment of cancer, and Consulting Director of Technology of Xomix, Ltd., a biotechnology consulting company. Dr. Domanik currently serves as Director of Commercialization at Xomix. From 1999 to 2001, Dr. Domanik was CTO and Vice President – Technology of the Company. He also served as CTO and Vice President of AccuMed International, which the Company acquired in 2001, from 1994 to 1999. Prior to his work with the Company and its subsidiaries, Dr. Domanik worked for over 15 years at Abbott Laboratories where he held several positions, including Senior Systems Engineer. Dr. Domanik has over 20 issued patents and has published works in fields ranging from biophysics and environmental chemistry to optical engineering.
     Clinton H. Severson was elected to the Board of Directors in November 2006. Mr. Severson has served as President, Chief Executive Officer and Chairman of the Board of Directors of Abaxis, Inc., a northern California-based provider of portable technology, tools and services used for medical diagnostics sold to customers and distributors worldwide, since 1996. Prior to his assuming the CEO position of Abaxis, where he was appointed Chairman of the Board in 1998, Mr. Severson served as President and CEO for over seven years at MAST Immunosystems, Inc., a privately-held medical diagnostic company.
     John H. Abeles, M.D. has been a director of the Company since May 1999. Dr. Abeles is President of MedVest, Inc., a venture capital and consulting firm he founded in 1980. He is also General Partner of Northlea Partners, Ltd., a family investment partnership. Dr. Abeles was a senior medical executive at Sterling Drug Company, Pfizer, Inc. and Revlon Healthcare, Inc. and subsequently was a medical analyst at Kidder, Peabody & Co. Dr. Abeles is a director of a number of companies operating in the medical device and healthcare fields, including public companies I-Flow Corporation, Oryx Technology Corp., DUSA Pharmaceuticals, Inc. and Combinatorx Inc.
     Alexander M. Milley has been a director of the Company (including its predecessors) since 1989. Mr. Milley is currently President, Chief Executive Officer and Chairman of the Board of ELXSI Corp., a publicy-held holding company with subsidiaries operating in the restaurant and environmental inspection equipment industries. He is also President and Chairman of the Board of Azimuth Corporation, a holding company with subsidiaries operating in the trade show exhibit, retail environment design, and electrical components and fastener distribution industries. Mr. Milley was Chairman of the Board and Chief Executive Officer of Bell National Corporation, a predecessor of the Company, until December 1998 and was President of Bell National from August 1990 until December 1998. Mr. Milley is the founder, President, sole director and majority stockholder of Milley Management, Inc. (“Milley Management”), a private investment and management-consulting firm. Mr. Milley is also the President and a director of Cadmus Corporation, a private investment and management consulting firm, and a director and executive officer of Winchester National, Inc. (“Winchester National”).

Relationships and Interests in Proposals; Involvement in Certain Legal Proceedings
     There are no family relationships among any of the directors or executive officers (or any nominee therefor) of CytoCore, and no arrangements or understandings exist between any director or nominee and any other person pursuant to which such director or nominee was or is to be selected. No director or executive officer (or any nominee therefor or any associate thereof) has any substantial interest, direct or indirect, by security holdings or otherwise, in any proposal or matter to be acted upon at the Meeting (other than the election of directors), except that Dr. Ocana, Mr. McCullough, Dr. Abeles and Mr. Milley agreed to amend certain warrants granted to them to provide that such warrants are not exercisable until specified conditions are met, including shareholder approval of an increase in the number of authorized shares of Common Stock. Such an increase is contemplated by Proposal II herein and therefore such directors and officers have an interest in the approval of such proposal. Former officer and director David J. Weissberg, M.D. and former officer Edward G. Renner also agreed to such warrant amendment. Contempo Design, Inc., of which Mr. Milley was both a director and a Vice President, filed a petition under Chapter 11 of the federal Bankruptcy Code in 2004.
Board of Directors and Committee Information
     The Board of Directors held six meetings during the fiscal year ended December 31, 2006. Each of the directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors held during the period for which he served as director and the total number of meetings of all committees on which he served during the period for which he served. Each member of the Board, which includes all nominees, is “independent” as set forth in Rule 4200(a)(15) of the listing standards of the National Association of Securities Dealers (“NASD”) except for Dr. Ocana and Mr. McCullough, both of whom are executive officers of the Company; Dr. Weissberg, a former director and executive officer, also was not independent given his employment by the Company. The Company does not utilize any other definition or criteria for determining the independence of a director or nominee, and no other transactions, relationships, or other arrangements exist to the Board’s knowledge or were considered by the Board, other than as may be discussed herein, in determining any such director’s or nominee’s independence.
     The Board of Directors of CytoCore currently has a single standing committee, the Audit Committee. In addition to the descriptions below, please refer to the “Report of the Audit Committee” included in this Proxy Statement.
     Audit Committee
     The Audit Committee consists of Mr. Milley (Chairman) and Dr. Abeles, each of whom is independent under applicable independence requirements of the NASD (including those for Audit Committee members) and as promulgated pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board of Directors has determined that Mr. Milley also satisfies the definition of “audit committee financial expert” as promulgated by the Securities and Exchange Commission.
     The Audit Committee acts pursuant to a written charter, which charter authorizes the committee’s overview of the financial operations and management of the Company, including a required review process for all quarterly, annual, and special filings with the SEC, and meetings with the Company’s independent registered public accounting firm. A copy of the Audit Committee’s charter is included as Appendix A to this Proxy Statement. The Audit Committee met five times during 2006.
     Compensation Matters
     The Company does not have a compensation committee or a committee performing similar functions due to the very limited number of persons employed by the Company in recent years and the Company’s inability at various times to provide competitive compensation. Rather, the full Board of Directors, which includes two directors employed by the Company and therefore not “independent” under applicable standards, participates in deliberations concerning executive compensation and establishes the compensation and benefit plans and programs of CytoCore. All members of the Board make decisions regarding such compensation programs and plans, but only the independent directors make decisions regarding the compensation packages for the chief executive and chief financial officers of the Company. The Board met twice during 2006 to discuss compensation matters. The Board does not utilize a compensation committee charter when performing the functions of such committee. For more information on the compensation of directors and officers of the Company, see the “Compensation Discussion and Analysis” and “Compensation” sections below.

     Nomination Matters
     The Board of Directors does not currently have a nominating committee or a committee performing similar functions. Given the size of the Company and the historic lack of director nominations by stockholders, the Board has determined that no such committee is necessary. Similarly, although the Company’s By-laws contain procedures for stockholder nominations, the Board has determined that adoption of a formal policy regarding the consideration of director candidates recommended by stockholders is not required. The Company intends to review periodically both whether a more formal policy regarding stockholder nominations should be adopted and whether a nominating committee should be established. Until such time as a nominating committee is established, the full Board, which includes two directors employed by the Company and therefore not “independent” under applicable standards, will participate in the consideration of candidates in accordance with the guidelines described herein. The Board does not utilize a nominating committee charter when performing the functions of such committee. A description of the procedures for stockholder nominations and the desired qualifications of candidates, among other nominations matters, follows, none of which were changed during the 2006 fiscal year.
          Stockholder Nominations
     The Board will accept for consideration any candidate properly recommended by a stockholder; acceptance of a recommendation for consideration does not imply the Board will nominate the proposed candidate.
     Stockholders who wish to nominate qualified candidates to serve as directors of the Company may do so in accordance with the procedures set forth in the Company’s By-laws. The By-laws provide that nominations of persons for election to the Board at a meeting of stockholders may be made (i) by or at the direction of the Board, or (ii) by any stockholder of the Company entitled to vote in the election of directors at the meeting and who complies with certain notice procedures.
     Such nominations, other than those made by or at the direction of the Board, must be made pursuant to timely notice in writing to the Secretary of the Company. In order to be considered timely, a stockholder’s notice must be delivered to, or mailed and received by, the Secretary of the Company at the principal executive offices of the Company not less than 60 days prior to the first anniversary of the date of the mailing of the notice of the previous year’s annual meeting of stockholders.
     However, if no annual meeting of stockholders was held in the previous year or if the date of the annual meeting is advanced by more than 30 days prior to, or delayed by more than 60 days after, such anniversary date, to be timely a stockholder’s notice must be delivered, or mailed and received, not later than the close of business on the later of (i) the 60th day prior to such annual meeting or (ii) the 10th day following the day on which the date of such meeting has been first “publicly disclosed” by the Company. For purposes of the nomination procedures, “publicly disclosed” or “public disclosure” means disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service, or in a document publicly filed by the Company with the SEC.
     Any stockholder’s notice must include the following information:
•	as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required under applicable securities laws (including Regulation 14A under the Exchange Act), and such person’s written consent to being named in the proxy statement as a nominee and to serve as a director if elected; and

•	as to the stockholder giving notice, the name and address, as they appear on the Company’s books, of such stockholder and the class and number of shares of the Company which such stockholder beneficially owns.
     At the request of the Board, any person nominated by the Board for election as a director must furnish to the Company’s Secretary the same information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee.

     The Company may require any proposed nominee to furnish such other information as may reasonably be required to determine the eligibility of the nominee to serve as a director, as well as a consent to be interviewed by the Board if the Board chooses to do so in its discretion and a consent to serve as a director if nominated and elected. Submissions received through this process will be forwarded to the Board for review. Only those nominees whose submissions comply with these procedures and who satisfy the qualifications determined by the Board for directors of the Company will be considered.
          Qualifications and Candidates
     When considering candidates, the Board strives to achieve a balance of knowledge, experience and accomplishment. While there are no set minimum requirements, a candidate should:
•	be intelligent, thoughtful and analytical;

•	possess superior business-related knowledge, skills and experience;

•	reflect the highest integrity, ethics and character, and value such qualities in others;

•	have excelled in both academic and professional settings;

•	demonstrate achievement in his or her chosen field;

•	be free of actual or potential conflicts of interest;

•	be familiar with regulatory and governance matters;

•	have the ability to devote sufficient time to the business and affairs of the Company; and

•	demonstrate the capacity and desire to represent, fairly and equally, the best interests of the Company’s stockholders as a whole.
     In addition to the above criteria (which may be modified from time to time), the Board may consider such other factors as it deems in the best interests of the Company and its stockholders and that may enhance the effectiveness and responsiveness of the Board and its committees. Finally, the Board considers a candidate’s independence, financial sophistication and special competencies.
     The Board identifies potential candidates through referrals and recommendations, including by incumbent directors, management and stockholders, as well as through business and other organizational networks. The Board may retain and compensate third parties, including executive search firms, to identify or evaluate, or assist in identifying or evaluating, potential director nominees. The Board engaged a search firm to assist with its identification and selection of Dr. Ocana, for which a fee was paid.
     Current members of the Board with the requisite skills and experience are considered for re-nomination, balancing the value of the member’s continuity of service and familiarity with the Company with that of obtaining a new perspective, and considering each individual’s contributions, performance and level of participation, the current composition of the Board, and the Company’s needs. If any existing member does not want to continue in service or if it is decided not to re-nominate a director, new candidates are identified in accordance with those skills, experience and characteristics deemed necessary for new nominees, and are evaluated based on the qualifications set forth above. In every case, the Board meets (in person or telephonically) to discuss each candidate, and may require personal interviews before final approval.
     The Board does not currently, and does not intend in the future, to differentiate between or alter the manner in which it evaluates candidates based on the constituency (including stockholders) that proposed the candidate.
Stockholder Communications

     It is the policy of the Board of Directors of CytoCore to welcome communications from stockholders. Stockholders may send written communications to the entire Board or individual directors, addressing them to CytoCore, Inc., 414 North Orleans Street, Suite 502, Chicago, Illinois 60610, Attention: Chief Financial Officer. Communications by e-mail should be addressed to info@cytocoreinc.com and marked “Attention: Chief Financial Officer” in the “Subject” field. All such communications will be forwarded to the full Board of Directors or to any individual director or directors to whom the communication is directed unless the communication is clearly of a marketing nature or is unduly hostile, threatening, illegal, or similarly inappropriate, in which case the Company has the authority to discard the communication or take appropriate legal action.
     Recognizing that director attendance at the Company’s annual meetings of stockholders can provide stockholders with an opportunity to communicate with members of the Board of Directors, it is the policy of the Board of Directors to strongly encourage, but not require, the members of the Board to attend such meetings. Of the four then-current directors, two attended the 2006 Annual Meeting of Stockholders.
Transactions with Related Persons, Promoters and Certain Control Persons
     The following section sets forth information regarding transactions or proposed transactions since January 1, 2006 between the Company and certain related persons. For information on the compensation received by current and former directors and officers of the Company during the 2006 fiscal year, and the beneficial ownership of equity securities of the Company of such individuals, see the “Compensation” and “Security Ownership of Certain Beneficial Owners and Management” sections below.
     David J. Weissberg, M.D., former CEO and Director, and Lantana Small Capital Growth, LLC
     In September 2005, Lantana Small Capital Growth, LLC (“Lantana”), of which Dr. David J. Weissberg, the Company’s former Chief Executive Officer and director, is the managing partner, purchased 1,600,000 shares of Common Stock of the Company and converted a Bridge II Convertible Promissory Note into 5,690,000 shares of Common Stock of the Company. In February 2007, Lantana exercised warrants to purchase an aggregate 329,750 shares of Common Stock at prices ranging from $.10 to $.17 per share and Dr. Weissberg exercised warrants to purchase 400,000 shares of Common Stock at the same time.
     John H. Abeles, M.D., director, and Northlea Partners, Ltd.
     In May 2004, the Company issued a $25,000 Bridge III Convertible Promissory Note to Northlea Partners, Ltd. (“Northlea Partners”), of which Dr. Abeles is general partner, in exchange for $25,000 cash. The terms of the notes were identical to other Bridge III Convertible Promissory Notes issued by the Company. At that time, the Company also issued warrants to purchase 6,250 shares of Common Stock to Northlea Partners with the same terms as other participants in the Bridge III offering. In 2006, Northlea Partners converted all notes issued to it by the Company, including the Bridge III and prior bridge financing notes in the aggregate principal amount of $70,000, plus unpaid interest, into 900,188 shares of Common Stock. Also in 2006, Northlea Partners converted 7,665 shares of Series E Convertible Preferred Stock, plus cumulative unpaid dividends of $75,995, into 305,772 shares of common stock. Dr. Abeles disclaims beneficial ownership of all shares owned by, or issuable to, Northlea Partners except shares attributable to his 1% interest in Northlea Partners as General Partner.
     Alexander Milley, director, and affiliated entities
     In July 2003, Azimuth Corporation (“Azimuth”), of which Mr. Milley is President and Chairman of the Board of Directors, and Cadmus Corporation (“Cadmus”), of which Mr. Milley is President and a director, agreed to cancel seven warrants held by Azimuth and one warrant held by Cadmus, which entitled the holders to purchase a total of 3,125,000 shares of Common Stock at various exercise prices between $0.01 and $1.25 per share. The warrants, issued between December 1999 and August 2001, contained anti-dilution clauses which required CytoCore to increase the number of shares of Common Stock the holders were entitled to purchase under the warrants by approximately 1,500,000 shares as of the date of the agreement, with commensurate adjustments in individual exercise prices so that gross proceeds to the Company from exercise of the warrants remained the same. These anti-dilution provisions could have required the Company to make additional adjustments in shares and exercise prices in the future based on the Company’s issuance of debt or equity instruments at prices below the adjusted exercise prices of these warrants. In consideration for the parties’ agreement to cancel these warrants, including certain anti-dilution clauses, and the forgiveness of approximately $100,000 owed to Azimuth and Cadmus, CytoCore agreed to issue new five-year warrants entitling the holders to purchase an aggregate 6,500,000 shares of Common Stock at an exercise price of $0.30 per share. The documents relating to this agreement were executed in the first quarter of 2005. In 2006, the parties again agreed to amend the warrants, reducing the number of shares that could be purchased upon exercise to an aggregate 3,500,000 shares and reducing the exercise price to $.10 per share. Also during 2006, Mr. Milley, Azimuth, Cadmus, Milley Management and Winchester National converted a total of 119,460 shares of the Company’s Series E Stock and cumulative unpaid dividends of $1,477,986 into 4,763,484 shares of Common Stock, of which Mr. Milley directly owns 648,346 shares.
     Robert F. McCullough, Chief Financial Officer and director, and Summitcrest Capital LP
     Summitcrest Capital LP (“Summitcrest”), of which Mr. McCullough is the President of its general partner (Summitcrest Capital Inc.), purchased 2,157,500 shares of Common Stock of the Company during 2005. In 2006, Summitcrest purchased an additional 1,875,000 shares of Common Stock.
     Edward G. Renner, former Vice President of Legal and Regulatory Affairs, and Muriel Renner LLC
     Prior to joining the Company, Mr. Renner was employed by the law firm of Muriel Renner LLC (“Muriel Renner”). The Company engaged Muriel Renner to act as litigation counsel in several matters and in 2006 paid the firm for work performed on its behalf approximately $237,000 and issued 307,692 shares of Common Stock in lieu of cash payment. Mr. Renner, as a partner and owner of Muriel Renner, was entitled to his proportionate share of the fees paid to Muriel Renner in cash and shares of Common Stock issued in lieu of cash payment. The Company also issued 575,000 shares of Common Stock directly to Mr. Renner in lieu of cash for his portion of the remaining balance of fees owed to the firm for work performed on behalf of the Company. In April 2006, the Company hired Mr. Renner as in-house counsel. Mr. Renner resigned from the Company in October 2006 and Muriel Renner no longer represents the Company.
Legal Proceedings
     Current Directors, Nominees and Executive Officers
     No current director or executive officer of the Company, nor any nominee, is a party adverse to the Company or has a material interest adverse to the Company in any legal proceeding. See below for a description of a legal proceeding involving the Company and a former director and officer.
     Peter Gombrich, former CEO and Director
     In April 2005, Peter Gombrich, the Company’s former Chief Executive Officer and director, filed suit against the Company and its former Chief Executive Officer, Denis M. O’Donnell, M.D., claiming that the Company breached a written employment contract and that it owed him an amount in excess of $849,500 (plus interest and attorneys’ fees). Mr. Gombrich also alleged a claim against the Company for contribution and indemnification regarding agreements he allegedly signed as a personal guarantor for certain alleged Company obligations. The Company filed a motion to compel the case to arbitration that was granted in August 2005. The arbitration proceedings have concluded and the arbitrator issued a decision in January 2007 that awarded Mr. Gombrich $538,413 for compensation plus sixty percent of his attorney fees as they relate to the award, which fees have not yet been determined. The plaintiff’s attorney has filed a motion to reconsider the judgment against Mr. Gombrich relating to his indemnification claim, which was denied along with a claim against CCI for contribution.
Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and holders of more than 10% of the outstanding shares of the Company’s Common Stock, to file initial reports of ownership and reports of changes in ownership with the SEC.

     Based solely on the Company’s review of copies of such reports (and any amendments thereto) it has been furnished and any written representations that no other reports were required, the Company believes that with respect to fiscal 2006, all reports were timely filed except that each of Dr. Ocana and Mr. Severson has not yet filed his Form 3, Dr. Ocana has not yet filed Forms 4 regarding warrants he received and certain warrants he exercised under the terms of his employment agreement with the Company, Mr. McCullough has not yet filed a Form 4 regarding warrants he received in connection with his participation in the Company’s Bridge II convertible note offering and warrants he received under his employment agreement, Mr. Milley has not yet filed Forms 4 with respect to director warrants he received in September 2006 and with respect to shares issued upon conversion of Series E preferred stock, and Dr. Abeles has not yet filed Forms 4 with respect to shares issued upon conversion of Series E preferred stock and upon conversion of certain bridge notes.

REPORT OF THE AUDIT COMMITTEE
     The Audit Committee of the Board of Directors shall be comprised of at least two members, each of whom is a non-employee director and satisfies all applicable independence requirements. The Audit Committee’s duties and responsibilities, summarized below, are more fully set forth in the committee’s charter (as amended and restated), a copy of which is included as Appendix A to this Proxy Statement.
     The policy of the Audit Committee is to provide assistance to the directors in fulfilling their responsibilities to shareholders, potential shareholders, and the investment community relating to corporate accounting, the reporting practices of the Company, and the quality and integrity of the financial reports of the Company. In so doing, it is the responsibility of the Audit Committee to maintain free and open communication between the directors, the Company’s independent registered public accounting firm and the financial management of the Company, and to oversee the Company’s accounting and financial reporting processes on behalf of the Board of Directors.
     In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the Company’s audited financial statements, including the quality and acceptability of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the Company’s financial statements. The Audit Committee also reviewed and discussed with the Company’s independent registered public accounting firm, Amper, Politziner & Mattia PC, which is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with accounting principles generally accepted in the United States, its judgments as to the quality and acceptability of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under the standards of the Public Company Accounting Oversight Board (United States) with and without management present. In particular, the Audit Committee has discussed with the independent registered public accounting firm those matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees” (as currently in effect), which includes, among other items, matters related to the conduct of the audit of the Company’s financial statements. The Audit Committee has also received and reviewed the written disclosures and the letter required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees” (as currently in effect) relating to the independence of the independent registered public accounting firm from the Company and its related entities, discussed with the firm its independence from the Company, and considered the compatibility of the firm’s provision of permissible non-audit services with maintaining the firm’s independence.
     Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006 (as amended) for filing with the SEC.
     The Audit Committee pre-approved all audit and permissible non-audit services provided to the Company by its independent registered public accounting firm during fiscal 2006. It is the Audit Committee’s policy to pre-approve the audit and permissible non-audit services (both the type and amount) performed by the Company’s independent registered public accounting firm in order to ensure that the provision of such services does not impair the firm’s independence, in appearance or fact.
Audit Committee
Alexander M. Milley, Chairman
John H. Abeles, M.D.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Common Stock — Five Percent Holders
     The following table sets forth, as of April 25, 2007, certain information with respect to any person, including any group, who is known to the Company to be the beneficial owner of more than 5% of the Common Stock of the Company.

	Amount and Nature of	Percent
Name and Address of Beneficial Owner	Beneficial Ownership(1)	of Class
Monsun, AS	33,788,648	10.0%
Torvveien 12, 1372 Asker
Norway
Standard General Holdings, LLC	25,343,152	7.5%
P.O. Box 2050
Fair Oaks, CA 95628
David J. Weissberg, M.D(2)	20,303,263	5.9%
100 Goose Hill Road
Cold Springs Harbor, NY 11724
BSI Multihelvetia	18,642,857	5.5%
c/o Kredietbank S.A. Luxembourtgeoise
43 Boulevard Royale
L-2955 Luxembourg

(1)	Unless otherwise indicated, each of the persons named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name. With respect to each person or group, percentages are calculated based on the number of shares beneficially owned, including shares that may be acquired by such person or group within 60 days of April 25, 2007 upon the exercise of stock options, warrants or other purchase rights, but not the exercise of options, warrants or other purchase rights held by any other person.

(2)	Includes: (i) an aggregate 1,600,002 shares held in trust for Dr. Weissberg’s minor children (533,334 shares held in each of three trusts), for which Dr. Weissberg acts as trustee; and (ii) warrants to purchase 4,000,000 shares. Such warrants will become exercisable upon shareholder approval of Proposal II herein; such approval is assumed for the purpose of this table. If shareholder approval of Proposal II is not obtained, such warrants will remain unexercisable until the conditions to vesting are satisfied.

Common Stock — Management
     The following table sets forth, as of April 25, 2007, certain information concerning the ownership of the Company’s Common Stock (including directors’ qualifying shares) of each (i) director, (ii) nominee, (iii) executive officers and former executive officers named in the Summary Compensation Table hereof and referred to as the “Named Executive Officers,” and (iv) all current directors and executive officers of the Company as a group.

	Amount and Nature of	Percent
Name of Beneficial Owner	Beneficial Ownership(1)	Of Class
John H. Abeles, M.D.(2)	3,140,323	*
Robert F. McCullough, Jr.(3)	11,343,728	3.3%
Alexander M. Milley(4)	9,427,769	2.8%
Dr. Augusto Ocana(5)	1,000,000	*
Edward G. Renner(6)	1,671,206	*
Clinton H. Severson	0	*
David J. Weissberg, M.D.(7)	20,303,263	5.9
All current directors and executive officers as a group (6 persons)	24,967,692	7.4%

*	Less than one percent of the Common Stock outstanding.

(1)	Unless otherwise indicated, each of the persons named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name. With respect to each person or group, percentages are calculated based on the number of shares beneficially owned, including shares that may be acquired by such person or group within 60 days of April 25, 2007 upon the exercise of stock options, warrants or other purchase rights, but not the exercise of options, warrants or other purchase rights held by any other person. The address of each current director, nominee and current executive officer of the Company is c/o CytoCore, Inc., 414 N. Orleans, Suite 502, Chicago, IL 60610.

(2)	Includes: (i) 2,167,282 shares owned by Northlea Partners, of which Dr. Abeles is General Partner; (ii) 98,041 shares underlying warrants granted by the Company to Northlea Partners that are exercisable within 60 days; and (iii) 875,000 shares issuable upon exercise of options and warrants granted by the Company to Dr. Abeles. Of the 875,000 shares issuable upon exercise of options and warrants, warrants with respect to 625,000 shares will become exercisable upon shareholder approval of Proposal II herein; such approval is assumed for the purpose of this table. If shareholder approval of Proposal II is not obtained, such warrants will become exercisable on June 26, 2007. The remaining 250,000 shares may be acquired upon exercise of outstanding options within 60 days. Dr. Abeles disclaims beneficial ownership of all shares owned by, or issuable to, Northlea Partners except shares attributable to his 1% interest in Northlea Partners as General Partner.

(3)	Includes: (i) 4,032,500 shares owned by Summitcrest Capital L.P., of which Mr. McCullough is President of the General Partner; (ii) 1,037,049 shares owned by MPC Trust, of which Mr. McCullough is a trustee; and (iii) 4,250,000 shares issuable upon the exercise of warrants. Such warrants will become exercisable upon shareholder approval of Proposal II herein; such approval is assumed for the purpose of this table. If shareholder approval of Proposal II is not obtained, such warrants will remain unexercisable until the conditions to vesting are satisfied.

(4)	Includes: (i) 4,763,484 shares issued upon conversion of 119,460 shares of Series E Stock, including shares issued in payment of an aggregate $1,477,986 cumulative dividends, held by Mr. Milley, Cadmus, Azimuth, Milley Management and Winchester National; (ii) 289,285 shares issuable to Cadmus under stock appreciation rights granted by the Company; and (iii) 875,000 shares subject to options and warrants granted by the Company to Mr. Milley. Of the 875,000 shares issuable upon exercise of options and warrants, warrants with respect to 625,000 shares will become exercisable upon shareholder approval of an increase in the number of authorized shares of common stock at the Company‘s annual meeting of stockholders currently scheduled to be held on June 21, 2007; such approval is assumed for the purpose of this table. If shareholder approval is not obtained, such warrants will become exercisable within 90 days. The remaining 250,000 shares may be acquired upon exercise of outstanding options within 60 days. In 2006, CytoCore agreed to amend warrants held by Azimuth and Cadmus and issue new warrants entitling the holders to purchase an aggregate 3,500,000 shares of Common Stock. The number of shares beneficially held by Mr. Milley includes the shares issuable under these warrants. (See “Transactions with Related Persons, Promoters and Certain Control Persons” above for additional details concerning this transaction.) Of the shares shown an aggregate 4,028,896 held by Mr Milley, Cadmus, Winchester National and Milley Management have been pledged to ELXSI Corp.

(5)	Includes warrants to purchase 500,000 shares that are exercisable within 60 days.

(6)	Includes (i) 307,692 shares beneficially owned by Muriel Renner LLC, received from the Company in lieu of cash payment for legal services rendered by the firm, of which 138,462 shares are held for the benefit of Mr. Renner; (ii) 575,000 shares received by Mr. Renner directly from the Company for his proportionate share of fees owed to Muriel Renner; (iii) 250,000 shares received as severance; and (iv) 38,514 shares received in lieu of cash salary. Also includes 500,000 shares subject to warrants granted by the Company to Mr. Renner. Such warrants will become exercisable upon shareholder approval of Proposal II herein; such approval is assumed for the purpose of this table. If shareholder approval of Proposal II is not obtained, such warrants will remain unexercisable and outstanding until the conditions to vesting are satisfied.

(7)	Includes: (i) an aggregate 1,600,002 shares held in trust for Dr. Weissberg’s minor children (533,334 shares held in each of three trusts), for which Dr. Weissberg acts as trustee; and (ii) warrants to purchase 4,000,000 shares. Such warrants will become exercisable upon shareholder approval of Proposal II herein; such approval is assumed for the purpose of this table. If shareholder approval of Proposal II is not obtained, such warrants will remain unexercisable until the conditions to vesting are satisfied.
Series E Stock — All Holders
     The following table sets forth, as of April 25, 2007, certain information with respect to (i) any person (including any group) who is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Series E Stock, (ii) each director, nominee, or Named Executive Officer who owns Series E Stock, and (iii) executive officers and directors as a group.

	Amount and Nature of	Percent
Name and Address of Beneficial Owner(1)	Beneficial Ownership	of Class
Kevin F. Flynn June 1992 Non-Exempt Trust(2)	6,667	29.9%
120 South LaSalle Street
Chicago, IL 60602
Rolf Lagerquist(3)	2,000	9.0%
4522 CO Road 21 NE
Elgin, MN 55932
Robert L. & Loise Cecchini TTEES(4)	2,000	9.0%
3 Winterberry Lane
North Reading, MA 01864
All current directors and executive officers as a group (5 persons)	0	*

*	Less than one percent of the Series E Stock outstanding.

(1)	No director, nominee or Named Executive Officer of the Company owns any shares of any series of preferred stock of the Company.

(2)	Converts into 279,735 shares of Common Stock, including shares issuable upon payment of cumulative dividends.

(3)	Converts into 83,916 shares of Common Stock, including shares issuable upon payment of cumulative dividends.

(4)	Converts into 83,916 shares of Common Stock, including shares issuable upon payment of cumulative dividends.

COMPENSATION DISCUSSION AND ANALYSIS
     As noted above, our Board of Directors performs the functions of a compensation committee and makes all decisions regarding the Company’s compensation programs and individual compensation arrangements. The Board determines the total compensation package of each officer of the Company, including base salary, annual cash bonuses, equity incentives and other benefits, as well as severance payments. In fulfilling this role, the Board reviews the operation, administration and success of its compensation decisions and confers when necessary with third parties to assist with the implementation of the Company’s compensation program. The full Board makes decisions regarding the compensation plans and programs of the Company; only the “independent” members of the Board vote on the compensation packages of the Company’s chief executive and chief financial officers, neither of whom plays any role or has any input in setting his own compensation. The Board has not to date employed any compensation consultants to assist with its compensation decisions, although it reserves the right to engage such consultants when and if deemed necessary or advisable.
Compensation Philosophy
     The philosophy underlying the Company’s compensation program is to provide compensation that rewards performance — both Company and individual — and align such compensation with shareholder interests. The Company aims to make executive compensation sensitive to Company performance, which is defined in terms of long-term profitability and shareholder value, and provide compensation that enables the Company to attract, retain and motivate highly-qualified individuals who contribute to the Company’s success.
Compensation Components
     In recent years, Company executives have been asked to forego compensation due to the financial condition of the Company and have been granted, in limited cases, options or warrants to purchase shares of the Common Stock of the Company in lieu of any regular salary. In 2006, however, the Company was able to compensate its executives with a mix of base salary and equity awards, albeit on a limited basis only. The long-term compensation goals of the Company are to provide (i) base salary, (ii) annual discretionary bonuses, and (iii) stock option or similar equity compensation grants (both for new hires and annual discretionary grants based upon Company and individual performance) to all employees.
     Base Salary
     Base salary levels for the Company’s officers are based on an informal review of compensation for competitive positions in the market and reflect employees’ job skills, experience and performance, judgments as to past and future contributions to the Company, and the Company’s compensation budget. The companies whose compensation practices are reviewed span the full range of companies with which the Company believes it competes for executive talent. The Board does not give specific weight to any particular factor, although most weight is typically given for individual performance. Base salaries are reviewed annually or more frequently if circumstances dictate.
     In 2005, our executive officers received no or only limited amounts for salary due to the Company’s cash position. In light of the Company’s financial condition and performance in 2005, the Board did not authorize any salary increases for any officer for 2006. Our executive officers, who as noted had foregone salary for all or a portion of 2005, received only limited salary during 2006. Specifically, the base salary of Dr. David J. Weissberg, former Chief Executive Officer, was set at $120,000 for 2006, of which $87,500 was paid. The base salary of Robert F. McCullough, the Company’s Chief Financial Officer, was set at $120,000 for 2006, of which $90,000 was paid. These salaries were established primarily because of the Company’s financial condition.
     In the fall of 2006 following the resignation of Dr. Weissberg and the hiring of Dr. Ocana as Chief Executive Officer of the Company, the Company reviewed and set base salaries for the CEO and CFO. Specifically, in November 2006 Dr. Ocana’s base salary was set at $180,000 per year, subject to change as discussed below under “Chief Executive Officer Compensation”; Mr. McCullough’s base salary was set at $10,000 per month, effective December 1, 2006, subject to change as discussed below under “Chief Financial Officer Compensation.”

     The base salary of Edward Renner, our former Vice President of Legal and Regulatory Affairs, was set at $54,000 when he began work in April 2006, of which $27,250 was paid in cash and $4,500 was paid through the issuance of 38,514 shares of the Company’s Common Stock. Mr. Renner resigned from the Company in October 2006.
     Annual Bonuses
     Although the Company has no formal bonus plan, the Board’s goal is to pay bonuses in each year that the Company’s financial condition permits. In light of the Company’s financial condition and performance in 2005, no bonuses were awarded to any officer of the Company for that year. Similarly, the Company did not award any cash bonuses to its executive officers for 2006, although pursuant to his employment agreement with the Company, Dr. Ocana is entitled to a $45,000 bonus payable in 18 equal monthly installments of $2,500 commencing December 2006.
     Bonuses are to be designed to tie annual awards to individual performance and motivate and reward employees for their contributions to the Company. The Board considers a number of factors in determining whether annual awards should be paid, most importantly the achievement by the Company of specified strategic objectives and the achievement by employees of individual objectives.
     Recognition of individual performance and accomplishment is based on a subjective analysis of each individual’s performance; recognition of Company performance is based on an evaluation of established measures of corporate performance. For 2006, the most critical priorities for the Company against which performance was measured were:
•	raising capital to support the Company’s initiatives;

•	reducing liabilities and expenses; and

•	renewing the Company’s focus on product development and commercialization.
     The Board also considers the financial growth of the Company as reflected in its revenues, and strategic achievements such as filings with and approvals of the Food and Drug Administration with respect to existing and new product candidates.
     Equity Incentives
     As with base salary and bonus determinations, the Board evaluates equity compensation awards at comparable companies both generally and for individual job positions. The primary goal of the equity compensation component is to align management and stockholder interests for the long-term enhancement of stockholder value, with the hope that each employee is motivated to remain with the Company and improve his or her performance in support of improved Company performance.
     In selecting employees eligible to receive equity compensation grants (whether at the initial hire date or through periodic grants) and determining the size of such grants, the Board reviews a variety of factors, including:
•	the job and responsibility level of the employee,

•	grants awarded by competitors to employees at comparable job levels, and

•	past, current and prospective services rendered, or to be rendered, to the Company by the employee.
Determination of the employees eligible to receive awards and the size of such awards is based on a subjective analysis of each individual’s position within the Company, his or her performance and his or her growth potential and that of the Company.

     The Board also considers it important to encourage long-term interest and investment in the Company by its officers, and all employees. While the Company does not have any formal stock ownership guidelines, the Board believes that stock ownership by management has been demonstrated to be beneficial to shareholders; this belief underlies the grant of equity awards to officers in recent years.
     The Company administers one plan under which equity incentives are or have been granted to eligible participants. The CytoCore Inc. 1999 Equity Incentive Plan, as amended (the “Plan”) provides for the grant of stock options (both incentive and non-qualified), stock appreciation rights, restricted stock and performance shares/units to officers, key employees, directors and consultants and advisors of the Company and any present or future subsidiaries and affiliates to purchase a maximum of 20,000,000 shares of Common Stock. During 2006, the Board did not award any options to employees under the Plan. However, certain officers did receive warrants to purchase the Common Stock of the Company. Specifically, the Company granted to Dr. Weissberg, the Company’s former CEO and director, in consideration of his work and services performed on behalf of the Company, and in recognition of his reduced base salary, warrants to purchase 4 million shares of the Company’s Common Stock at an exercise price of $0.20 per share. The warrants were originally exercisable as of January 1, 2007 and expire on the fifth anniversary of the date of grant, or September 28, 2011. The closing price of the Company’s Common Stock on the OTC Bulletin Board on the date of grant was $0.18 per share. In March 2007, Dr. Weissberg agreed to amend the warrants to provide that they could not be exercised until such time as certain conditions were met, including approval by the stockholders of an increase in the number of authorized shares of Common Stock.
     The Company also granted to Mr. McCullough, the Company’s CFO, in consideration of his work and services performed on behalf of the Company, and in recognition of his reduced base salary, warrants to purchase 4 million shares of the Company’s Common Stock at an exercise price of $0.1275 per share. The warrants were originally exercisable as of January 1, 2007 and expire on the third anniversary of the date of grant, or September 28, 2009. The closing price of the Company’s Common Stock on the OTC Bulletin Board on the date of grant was $0.18 per share. In March 2007, Mr. McCullough agreed to amend the warrants to provide that they could not be exercised until such time as certain conditions were met, including approval by the stockholders of an increase in the number of authorized shares of Common Stock.
     Finally, the Company granted Dr. Ocana warrants to purchase 500,000 shares of Common Stock at $.13 per share on December 1, 2006, his first day of employment, in accordance with the terms of his employment agreement. The warrants were immediately exercisable and expire three years from the date of grant. The closing price of the Company’s Common Stock on the OTC Bulletin Board on the date of grant was $0.19 per share. Dr. Ocana exercised such warrants in full in April 2007.
     Retirement, Severance, Change in Control and Similar Compensation
     The Company does not offer or have in place any retirement, severance or similar compensation programs. Rather, the Company individually negotiates with those employees for whom retirement, severance or similar compensation is deemed necessary.
     As part of his employment agreement, Dr. Ocana is entitled to severance in an amount equal to the sum of (a) 12 months’ base salary, payable in 12 equal monthly installments, and (b) the full amount of any performance bonus that he was eligible to receive for the year during which his employment was terminated, as well as 12 months’ standard benefits, in the event the Company terminates Dr. Ocana’s employment without “cause” (as defined in the agreement), or in the event Dr. Ocana voluntarily terminates his employment for “good reason” (as defined in the agreement). In addition, Dr. Ocana is entitled to any warrants that would have been granted to him had the conditions to grant set forth below been satisfied within 6 months following his termination. If Dr. Ocana’s employment is terminated because he is “disabled” (as defined in the agreement), he is entitled to severance equal to three months of his then-current base salary, payable over six months.
     Mr. McCullough’s employment agreement provides that in the event Mr. McCullough’s employment is terminated without cause, he will be entitled to his salary for the remainder of the term of his employment agreement with the Company and health insurance for himself and his children. See “Chief Financial Officer Compensation” below.

     Edward Renner, the Company’s former Vice President of Legal and Regulatory Affairs, was awarded 250,000 shares of unregistered Common Stock and paid $27,000 as severance upon his resignation from the Company in October 2006. The Company also granted Mr. Renner warrants to purchase 500,000 shares of Common Stock at $.20 per share on October 6, 2006, which expire on the fifth anniversary of the date of grant. The closing price of the Company’s Common Stock on the OTC Bulletin Board on the date of grant was $0.18 per share. These warrants originally fully vested on, and were exercisable as of, January 1, 2007. In March, 2007, Mr. Renner agreed to amend the warrants to provide that they could not be exercised until such time as certain conditions were met, including approval by the stockholders of an increase in the number of authorized shares of Common Stock.
     No other employees receive or are entitled to receive any retirement, severance or similar compensation.
     Perquisites and Other Benefits
     The Company generally does not provide its officers with these types of benefits, although the Company does provide Dr. Ocana with a $500 monthly automobile allowance. Dr. Ocana and Mr. McCullough, like other employees, also are entitled to participate in the Company’s employee benefit plans offering health insurance, life insurance, long-term disability insurance and a 401(k) savings plan.
Procedure
     Given the limited number of employees in recent years, the process of determining compensation is undertaken on as as-needed basis, with initial compensation decisions being made upon hiring and subsequent decisions typically made in connection with the anniversary of an employee hiring. When making initial compensation decisions, the Board performs an informal analysis, considering the goals of market competitiveness and enhancement of shareholder value, for the position. Subsequent decisions are made based upon an evaluation of individual performance and the achievement of the Company’s and the individual’s strategic priorities. No adjustment is made if the individual’s performance does not merit an adjustment or if the Company’s financial condition and performance do not support an adjustment.
     Compensation packages for all employees are analyzed and discussed individually. Once the Board has obtained all of the information it deems necessary, decisions regarding compensation are made; decisions regarding CEO and CFO compensation are made by the independent members of the Board.
     Decisions to materially adjust compensation at any time other than the anniversary of an employee’s hire date are based on market data, individual performance, Company performance and personnel requirements. Such decisions are made on an as-needed basis.
     The accounting and tax treatment of compensation decisions generally have not been material factors in determining the amount and type of compensation given to executive officers, other than to balance the potential cost to the Company with the benefit or value to the executive. With the adoption of SFAS No. 123(R), the tax and accounting treatment of different compensation arrangements may play a greater role in the Board’s decision-making process.
Chief Executive Officer Compensation
     Dr. Augusto Ocana
     Dr. Ocana became Chief Executive Officer and a director of the Company in November 2006. The criteria used to establish Dr. Ocana’s initial compensation included, among other things, the compensation packages of executive officers of comparable companies of similar size in the life sciences industry and the factors described above for all employees.
     According to Dr. Ocana’s employment agreement, Dr. Ocana’s initial annual salary is $180,000, subject to annual review by the Board and subject to an increase to $204,000 at the earlier of the date on which the Company raises an additional $2.5 million at an average price of not less than $0.18 per share or six months after the effective date of the agreement. Dr. Ocana is also entitled to a $45,000 bonus payable in 18 equal monthly installments of $2,500, standard benefits from the Company, and reimbursement of reasonable, ordinary and necessary business expenses. He is also entitled to a $500 per month automobile allowance.

     The agreement provides for the grant to Dr. Ocana of warrants to purchase (a) 500,000 shares of Common Stock on the first day of his employment, at an exercise price equal to the closing price of the Common Stock on such date, less a 33 1/3% discount, (b) 300,000 shares of Common Stock upon completion of Food and Drug Administration trials for the Company’s “Products” (as defined in the agreement) and receipt of all necessary FDA approvals, at an exercise price equal to the closing price of the Common Stock on the date all such approvals have been obtained, less a 33 1/3% discount, (c) 500,000 shares of Common Stock on the date that the Company has raised $5 million in equity at an average price per share of not less than $0.22, less a 33 1/3% discount from such average price (and provided such financing is completed within 12 months of his first day of employment), (d) a minimum of 200,000 shares of Common Stock when the Company has executed distribution agreements with third parties meeting certain specified conditions, at an exercise price equal to the average closing price of the Common Stock, less a 33 1/3% discount, during the 60 day period prior to the date of execution of such agreements, (e) 200,000 shares of Common Stock if a distribution company that has achieved at least $25 million of annual sales of the Products during the first 12 months of sales makes an equity investment in the Company of at least $2 million, (f) 500,000 shares of Common Stock at such time as the closing price of the Common Stock is $0.30 or more during 30 days out of any consecutive 45 day period during which the Common Stock is traded, (g) 500,000 shares of Common Stock at such time as the closing price of the Common Stock is $0.50 or more during 45 days out of any consecutive 60 day period during which the Common Stock is traded, (h) 500,000 shares of Common Stock at such time as the closing price of the Common Stock is $0.75 or more during 45 days out of any consecutive 60 day period during which the Common Stock is traded, and (i) 1,000,000 shares at such time as the closing price of the Common Stock is $1.00 or more during 45 days out of any consecutive 60 day period. The exercise price for all shares purchased pursuant to (e) — (i) herein shall be equal to the average closing price of the Common Stock of the Company, less a 33 1/3% discount, during the 45 trading days prior to the date such milestone is reached, provided that the exercise price for the warrants issued pursuant to (i) shall be $1.00 per share for the first 500,000 shares and $1.50 per share for the balance. All warrants shall have a three-year exercise period from the date of grant.

     Dr. Ocana received a warrant on December 1, 2006, his first day of employment, to purchase 500,000 shares of Common Stock at $.13 per share in accordance with (a) above, and an additional warrant to purchase 500,000 shares of Common Stock at $.20 per share on January 22, 2007, the date on which the closing price of the Common Stock was $0.30 or more during 30 days out of any consecutive 45 day period in accordance with (f) above. In April 2007, Dr. Ocana exercised the warrants granted to him in December 2006 and purchased 500,000 shares of Common Stock. His remaining 500,000 warrants were subsequently amended to provide that they could not be exercised until such time as certain conditions were met, including approval by stockholders of an increase in the number of authorized shares of common stock.
     Dr. Ocana’s employment agreement also provides for revenue incentives, such that he will receive warrants to purchase 1 million shares of Common Stock at an exercise price equal to the average closing price of the Common Stock during the 60 day period prior to the date on which the Company’s gross revenues from Product sales exceed $20 million for any consecutive 12 month period and an additional 1 million shares when gross revenues exceed $50 million for any consecutive 12 month period.
     Finally, Dr. Ocana is entitled to receive warrants in the event of the acquisition of the Company as follows: (1) warrants to purchase 2.5 million shares of Common Stock at $0.25 per share if the Company is acquired for more than $1.00 per share; (2) warrants to purchase 3.5 million shares of Common Stock at $0.50 per share if the Company is acquired for more than $2.00 per share; and (3) warrants to purchase 5 million shares of Common Stock at $0.75 per share if the Company is acquired for more than $3.00 per share. Such awards are not cumulative.
     See “Retirement, Severance, Change in Control and Similar Compensation” above for a discussion of the severance payments payable to Dr. Ocana under the terms of his employment agreement.
     David J. Weissberg, M.D.

     David J. Weissberg, M.D. was elected Chief Executive Officer and a director of the Company effective September 2005 and resigned as Chief Executive Officer and director of the Company in October 2006. Dr. Weissberg’s initial compensation was based largely on the Company’s limited ability to pay cash compensation, and he did not receive any compensation from the Company for his services as Chief Executive Officer during the 2005 fiscal year. His annual base salary for the 2006 fiscal year was set at $120,000, of which $87,500 was paid, as noted above. Dr. Weissberg also received warrants to purchase 4 million shares of Common Stock in September 2006, which warrants fully vested and originally were exercisable as of January 1, 2007 at a price of $.20 per share. The term of the warrants is five years from the date of grant. In March 2007, Dr. Weissberg agreed to amend these warrants to provide that they could not be exercised until such time as certain conditions were met, including approval by the stockholders of an increase in the number of authorized shares of Common Stock. Dr. Weissberg did not have an employment agreement with the Company.
Chief Financial Officer Compensation
     Robert F. McCullough, Jr.
     Mr. McCullough did not receive any compensation from the Company for his services as Chief Financial Officer during the 2005 fiscal year. Mr. McCullough’s base salary was set at $120,000 for 2006, of which $90,000 was paid as noted above. On November 20, 2006, the Board of Directors approved and the Company entered into an employment agreement with Mr. McCullough, Jr., pursuant to which he will continue to provide, on a non-exclusive basis, financial accounting, reporting and business services to the Company. The agreement provides for a term of 24 months from December 1, 2006, subject to earlier termination. Mr. McCullough will receive $10,000 per month for each month he provides services to the Company, such amount to increase to $15,000 per month at such time as the Company raises $5 million in funding, and will be entitled to reimbursement of out-of-pocket expenses related to the performance of his duties for the Company and certain health insurance benefits.
     The agreement also provides for the issuance of warrants to Mr. McCullough to purchase shares of Common Stock of the Company upon the achievement of certain performance milestones, as follows: (a) 150,000 shares of Common Stock upon completion of FDA trials for the Company’s products and receipt of all necessary FDA approvals, (b) 250,000 shares of Common Stock on the date that the Company has raised $5 million in an equity financing at an average price of not less than $0.22 per share, (c) 100,000 shares of Common Stock when the Company has signed a distribution agreement for the e2 Collector cervical cell collection device, (d) 250,000 shares of Common Stock at such time as the Company’s stock price trades above $0.30 for 45 out of 60 trading days, (e) 250,000 shares of Common Stock at such time as the Company’s stock price trades above $0.50 for 45 out of 60 trading days, and (f) 500,000 shares of Common Stock at such time as the Company’s stock price trades above $1.00 for 45 out of 60 trading days. The exercise price for all shares purchased pursuant to any of the above shall be equal to the average closing price of the Common Stock of the Company, less a 33% discount, during the 45 days prior to the date such milestone is reached.
     The agreement also provides for revenue incentives, such that Mr. McCullough will receive warrants to purchase 500,000 shares of Common Stock at an exercise price equal to the average closing price of the Common Stock during the 45 day period prior to the date on which the Company’s revenues exceed $20 million and an additional 500,000 shares when revenues exceed $50 million, less a 33% discount. The agreement grants Mr. McCullough further warrants in the event of the acquisition of the Company as follows: (1) warrants to purchase 1.25 million shares of Common Stock at $0.25 per share if the Company is acquired for more than $1.00 per share; (2) warrants to purchase 1.75 million shares of Common Stock at $0.50 per share if the Company is acquired for more than $2.00 per share; and (3) warrants to purchase 2.5 million shares of Common Stock at $0.75 per share if the Company is acquired for more than $3.00 per share.
     For 2006, the Company granted Mr. McCullough warrants to purchase 4 million shares of the Company’s Common Stock at an exercise price of $0.1275 per share. The warrants originally were exercisable as of January 1, 2007 and expire on the third anniversary of the date of grant, or September 28, 2009. The closing price of the Company’s Common Stock on the OTC Bulletin Board on the date of grant was $0.18 per share. Mr. McCullough also received a warrant to purchase 250,000 shares of Common Stock at $.26 per share on March 21, 2007, the date on which the closing price of the Common Stock was $0.30 or more during 45 days out of any consecutive 60 day period in accordance with (d) above. In March 2007, Mr. McCullough agreed to amend these warrants to provide that they could not be exercised until such time as certain conditions were met, including approval by the stockholders of an increase in the number of authorized shares of Common Stock.
Tax Considerations

     Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to certain employees, generally the Chief Executive Officer and the four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. In 2006, no compensation paid by the Company was nondeductible as a result of the $1,000,000 limitation. Furthermore, the Board of Directors believes that, given the general range of salaries and bonuses for executive officers of the Company, the $1,000,000 threshold of Section 162(m) will not be reached by any executive officer of the Company in the foreseeable future. Accordingly, the Board has not formulated a policy to address non-qualifying compensation.

COMPENSATION
Named Executive Officers
     The following tables set forth all plan and non-plan compensation awarded to, earned by or paid to (i) each of the individuals who served as the Company’s principal executive officer during the last completed fiscal year, (ii) the other individual who was serving as an executive officer of the Company at the end of the last completed fiscal year, and (iii) one additional officer who was no longer serving as an executive officer as of the end of fiscal 2006 (together, the “Named Executive Officers”), for all services rendered in all capacities to the Company.
Summary Compensation Table

										Non-Qualified	All
									Non-Equity	Deferred	Other
Name						Stock	Option		Incentive Plan	Compensation	Compen-
and						Awards	Awards		Compensation	Earnings	sation		Total
Principal Position	Year	Salary ($)		Bonus ($)		($)(1)	($)(1)		($)(1)	($)(1)	($)		($)
Dr. Augusto Ocana	2006	$15,000	(2)	$2,500	(3)		$68,200	(4)	—	—	—		$85,700
CEO and Chairman	2005	—		—		—	—		—	—	—		$0

David J. Weissberg, M.D.	2006	$87,500	(5)	—		—	$483,200	(6)	—	—	$1,412	(7)	$572,112
Former CEO	2005	—		—		—	—		—	—	—		$0

Robert F. McCullough, Jr.	2006	$90,000	(8)	—		—	$460,400	(9)	—	—	—		$550,400
CFO	2005	—		—		—	—		—	—	—		$0

Edward G. Renner	2006	$31,750	(10)	—		—	—		—	—	$129,600	(11)	$161,350
Former VP of Legal and	2005	—		—		—	—		—	—	—		$0
Regulatory Affairs

(1)	CytoCore does not have a formal compensation program (equity or non-equity) that includes long-term incentive payouts or other forms of long-term or deferred compensation. Any amounts included in these columns represent the number of shares that may be acquired pursuant to warrants or options granted in the particular year.

(2)	Dr. Ocana was elected Chief Executive Officer in November 2006. His initial base salary was set at $180,000 per year effective November 15, 2006.

(3)	Represents Dr. Ocana’s monthly bonus payment of $2,500. Per the terms of his employment agreement, Dr. Ocana is entitled to receive a $45,000 bonus, payable in 18 equal monthly installments of $2,500.

(4)	Represents warrants to purchase 500,000 shares of Common Stock at $.13 per share granted on December 1, 2006, exercisable immediately with a term of three years. The dollar amount presented represents the aggregate fair value of such award on the date of grant. The fair value of the warrant was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants in 2006: dividend yield of zero, expected volatility of 103%, risk-free interest rate of 4.25%, and expected life of three years. Such warrants were exercised in full in April 2007.

(5)	Dr. Weissberg was elected Chief Executive Officer in August 2005. He did not receive any salary or bonus with respect to 2005. His salary for 2006 was $120,000, of which $87,500 was paid and $30,000 forgiven. Dr. Weissberg resigned as CEO and director in October 2006.

(6)	Represents warrants to purchase 4,000,000 shares at $0.20 per share that were issued on September 28, 2006 and expire five years from the date of issuance. The dollar amount presented represents the aggregate fair value of such award on the date of grant. The fair value of the warrant was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants in 2006: dividend yield of zero, expected volatility of 83.7%, risk-free interest rate of 4.50%, and expected life of five years. Such warrants were amended in November 2006 to permit a cashless exercise. These warrants originally fully vested on, and were exercisable as of, January 1, 2007. In March 2007, Dr. Weissberg agreed to further amend the warrants to provide that they could not be exercised until such time as certain conditions were met, including approval by the stockholders of an increase in the number of authorized shares of Common Stock.

(7)	Represents the value of a laptop computer that Dr. Weissberg was permitted to keep upon his resignation.

(8)	Mr. McCullough was elected Chief Financial Officer in September 2005. He did not receive any salary or bonus with respect to 2005. His salary for 2006 was $120,000, of which $90,000 was paid and $30,000 forgiven.

(9)	Represents warrants to purchase 4,000,000 shares at $0.1275 per share that were issued on September 28, 2006 and expire three years from the date of issuance. The dollar amount presented represents the aggregate fair value of such award on the date of grant. The fair value of the warrant was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants in 2006: dividend yield of zero, expected volatility of 83.7%, risk-free interest rate of 4.50%, and expected life of three years. Such warrants were amended in November 2006 to permit a cashless exercise. These warrants originally fully vested on, and were exercisable as of, January 1, 2007. In March 2007, Mr. McCullough agreed to further amend the warrants to provide that they could not be exercised until such time as certain conditions were met, including approval by the stockholders of an increase in the number of authorized shares of Common Stock.

(10)	Mr. Renner was elected Vice President of Legal and Regulatory Affairs in April 2006 and became an executive officer of the Company in August 2006; Mr. Renner resigned in October 2006. Mr. Renner’s base salary was $54,000. During 2006, he was paid $27,250 in cash and was issued 38,514 shares (valued at $4,500) in lieu of cash for salary.

(11)	Includes the following compensation received as severance: (i) $27,000 cash payment; (ii) warrants to purchase 500,000 shares at $0.20 per share that were issued on October 6, 2006, were originally fully vested and exercisable beginning January 1, 2007, and expire five years from the date of issuance; and (iii) an award of 250,000 shares of unregistered, restricted Common Stock in October 2006. The fair value of the warrant grant ($68,850) was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants in 2006: dividend yield of zero, expected volatility of 103%, risk-free interest rate of 4.25%, and expected life of five years. Such warrants were amended in November 2006 to permit a cashless exercise. In March 2007, Mr. Renner agreed to further amend the warrants to provide that they could not be exercised until such time as certain conditions were met, including approval by the stockholders of an increase in the number of authorized shares of Common Stock. The fair value of the 250,000 share award ($33,750) was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants in 2006: dividend yield of zero, expected volatility of 103%, risk-free interest rate of 4.25%, and expected life of five years. Amounts presented exclude payments made by the Company to Muriel Renner, LLC, of which Mr. Renner was a member prior to being employed by the Company, for legal services performed on behalf of the Company by such firm.

Outstanding Equity Awards at Fiscal Year-End
     The following table sets forth certain information regarding unexercised options, unvested stock and equity incentive plan awards for each Named Executive Officer outstanding as of the end of the Company’s 2006 fiscal year.

	Option Awards					Stock Awards
Equity
Incentive
								Equity	Plan
								Incentive	Awards:
								Plan	Market or
			Equity					Awards:	Payout
			Incentive					Number of	Value of
			Plan				Market	Unearned	Unearned
			Awards:			Number	Value	Shares,	Shares,
	Number of	Number of	Number of			of Shares	of Shares	Units or	Units or
	Securities	Securities	Securities			or Units	or Units	Other	Other
	Underlying	Underlying	Underlying			of Stock	of Stock	Rights	Rights
	Unexercised	Unexercised	Unexercised	Option		That	That	That	That
	Options	Options	Unearned	Exercise	Option	Have Not	Have Not	Have Not	Have Not
	(#)	(#)	Options	Price	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	(#)	($)
Dr. Augusto Ocana	500,000 (1)	—	—	$.13	12/1/09	—	—	—	—
David J. Weissberg, M.D.	—	4,000,000 (2)	—	$.20	9/28/11	—	—	—	—
Robert F. McCullough, Jr.	—	4,000,000 (3)	—	$.1275	9/28/09	—	—	—	—
Edward G. Renner	—	500,000 (4)	—	$.20	10/6/11	—	—	—	—

(1)	Represents grant of warrants to purchase 500,000 shares of Common Stock at $.13 per share, vested immediately, with a term of three years. Dr. Ocana exercised such warrants in full in April 2007.

(2)	Represents grant of warrants to purchase 4,000,000 shares of Common Stock at $.20 per share with a term of five years. Such warrants were amended in November 2006 to permit a cashless exercise. These warrants originally fully vested on, and were exercisable as of, January 1, 2007. In March 2007, Dr. Weissberg agreed to further amend the warrants to provide that they could not be exercised until such time as certain conditions were met, including approval by the stockholders of an increase in the number of authorized shares of Common Stock.

(3)	Represents grant of warrants to purchase 4,000,000 shares of Common Stock at $.1275 per share with a term of three years. Such warrants were amended in November 2006 to permit a cashless exercise. These warrants originally fully vested on, and were exercisable as of, January 1, 2007. In March 2007, Mr. McCullough agreed to further amend the warrants to provide that they could not be exercised until such time as certain conditions were met, including approval by the stockholders of an increase in the number of authorized shares of Common Stock.

(4)	Represents grant of warrants to purchase 500,000 shares of Common Stock at $.20 per share with a term of five years. Such warrants were amended in November 2006 to permit a cashless exercise. These warrants originally fully vested on, and were exercisable as of, January 1, 2007. In March, 2007, Mr. Renner agreed to amend the warrants to provide that they could not be exercised until such time as certain conditions were met, including approval by the stockholders of an increase in the number of authorized shares of Common Stock.

Retirement, Severance and Similar Compensation
     Edward Renner, the Company’s former Vice President of Legal and Regulatory Affairs, was awarded 250,000 shares of unregistered Common Stock and paid $27,000 as severance upon his resignation from the Company in October 2006. The Company also granted Mr. Renner warrants to purchase 500,000 shares of Common Stock at $.20 per share on October 6, 2006, originally exercisable January 1, 2007, and expiring on the fifth anniversary of the date of grant. The closing price of the Company’s Common Stock on the OTC Bulletin Board on the date of grant was $0.18 per share. In March, 2007, Mr. Renner agreed to amend the warrants to provide that they could not be exercised until such time as certain conditions were met, including approval by the stockholders of an increase in the number of authorized shares of Common Stock.
     No other employees received any retirement, severance or similar compensation during the 2006 fiscal year.

     For a discussion of the compensation that may be payable to the Company’s Named Executive Officers in connection with retirement, resignation, termination or a change in control, please see “Retirement, Severance, Change in Control and Similar Compensation” in the Compensation Discussion and Analysis section above.
Compensation of Directors
     The following table sets forth certain information regarding all compensation earned by directors for the Company’s 2006 fiscal year.

Nonqualified
	Fees Earned			Non-Equity	Deferred
	or Paid	Stock	Option	Incentive Plan	Compensation	All Other
	in Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)
Dr. Augusto Ocana	—	—	—	—	—	—	—
David J. Weissberg, M.D.	—	—	—	—	—	—	—
John Abeles, M.D.	—	—	$75,500 (1)	—	—	—	$75,500
Alexander Milley	—	—	$75,500 (1)	—	—	—	$75,500
Clinton H. Severson	—	—	—	—	—	—	—
Robert F. McCullough, Jr.	—	—	—	—	—	—	—

(1)	Amount represents an award to each independent director of the Company on September 28, 2006 of a warrant to purchase 625,000 shares of Common Stock at $.20 per share, immediately exercisable with a term of five years. The fair value of the warrants was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants in 2006: dividend yield of zero, expected volatility of 83.7%, risk-free interest rate of 4.50%, and expected life of five years. Such warrants were amended in November 2006 to permit a cashless exercise. Dr. Abeles and Mr. Milley subsequently agreed to further amend their warrants to provide that they could not be exercised until such time as certain conditions were met, including approval by the stockholders of an increase in the number of authorized shares of Common Stock.
2007 Director Compensation
     In November 2006, the Board of Directors approved Board compensation for each director at the rate of $5,000 per quarter effective January 1, 2007. All outside directors will receive warrants to purchase 250,000 shares of the Company’s Common Stock when the Company’s revenues reach $20 million and another 250,000 shares when revenues reach $50 million. The exercise price of such warrants will be at a 33% discount to the average trading price of the Common Stock during the 45 days prior to the date the Company achieves each revenue milestone.
     All directors of the Company other than Mr. McCullough will also receive, upon the acquisition of the Company, as follows: (1) warrants to purchase 625,000 shares of Common Stock at $0.25 per share if the Company is acquired for more than $1.00 per share; (2) warrants to purchase 875,000 shares of Common Stock at $0.50 per share if the Company is acquired for more than $2.00 per share; and (3) warrants to purchase 1.25 million shares of Common Stock at $0.75 per share if the Company is acquired for more than $3.00 per share.
     The Board also approved an arrangement whereby the Company will be obligated to reimburse Mr. McCullough, Dr. Weissberg, Dr. Abeles and Mr. Milley for certain tax effects in connection with the exercise of warrants issued to such individuals. The Company will be obligated to pay to each individual 39% of the taxable value of such warrants when exercised, payable within three months of such exercise, such payment to occur only if the Company is acquired or has at least $3 million in its accounts and the closing price of the Common Stock is at least $0.50 for at least 45 out of 60 trading days.

     Historically, the Company has compensated its directors through the periodic grant of options to purchase shares of Common Stock of the Company. The options were typically granted at the first meeting of the Board in the calendar year or the first meeting of the Board following the annual meeting of stockholders. The exercise price of the options was set at no less than the fair market value determined by the closing price of the Common Stock as reported on the Over-the-Counter Bulletin Board on the date of grant. No options were granted to directors in 2006, except that each of Dr. Abeles and Mr. Milley received warrants to purchase 625,000 shares of Common Stock in September 2006, exercisable at $.20 per share for five years, in recognition of their services as independent members of the Board of Directors.
     The Company also reimburses directors for reasonable expenses incurred in connection with their attendance at meetings of the Board of Directors. For information relating to shares of the Company owned by each of the directors, see the “Security Ownership of Certain Beneficial Owners and Management” section above included in this Proxy Statement. For information concerning the compensation of directors who are also officers of the Company, see the “Summary Compensation Table” above.
     In November 2006, the Board of Directors also approved amendments to all existing warrant agreements between the Company and its then-current Board members, as well as former directors and employees, such amendment to permit all such holders to exercise all such warrants on a cashless basis. Certain of such warrants were also amended in 2007 to provide that they could not be exercised until such time as certain conditions were met, including approval by the stockholders of an increase in the number of authorized shares of Common Stock.

PROPOSAL NO. 2 — AMENDMENT TO CERTIFICATE OF INCORPORATION TO
INCREASE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
     On April 18, 2007 the Board of Directors adopted, subject to stockholder approval, an amendment to the Company’s Certificate of Incorporation (as amended to date, the “Certificate of Incorporation”) to increase the number of authorized shares of Common Stock of the Company by 125,000,000 shares from 375,000,000 to 500,000,000 shares.
     On April 18, 2007, the Company had an aggregate 330,189,053 shares of the Common Stock issued and outstanding. Also on that date, the Company had approximately 2,007,992 shares reserved for outstanding options under the Company’s 1999 Equity Incentive Plan, an additional 16,869,342 shares of Common Stock available for issuance under such plan, 160,415 shares reserved for issuance under the Company’s 1999 Employee Stock Purchase Plan, and 450,000 stock appreciation rights that are convertible into approximately 289,286 shares of Common Stock. In addition, the Company had approximately 36,277,980 shares of Common Stock underlying outstanding warrants. Finally, the Company had an aggregate 358,079 shares of convertible preferred stock outstanding that, if converted, would require the issuance of approximately an aggregate 4,740,512 shares of Common Stock.
     Upon approval, the additional shares would be available for issuance by the Board of Directors without the delay and expense of further stockholder approval (except as may be required by applicable law or the Company’s organizational documents) at such time or times and for such proper corporate purposes as the Board may in the future deem advisable. Shares of Common Stock (and preferred stock or notes convertible into shares of Common Stock or other equity securities of the Company) may be issued if, and when, the Board determines it to be in the best interest of CytoCore to do so, which may include issuances to (i) obtain funds through the sale of common stock or convertible securities; (ii) pay technology licensing fees; (iii) cover expenses associated with research and development; (iv) pay general and administrative costs; (v) acquire companies; (vi) create strategic alliances; or (vii) other appropriate corporate purposes. The Company anticipates that, given the financial condition of the Company, the Company will need to raise capital prior to the end of the year and will do so through the issuance of securities of the Company. In the event that the Company raises such capital through the issuance of shares of Common Stock (or securities convertible into or exchangeable for such shares), the Company will use or reserve a portion of the shares authorized for that purpose. The Company has no present intention or plans to issue shares of Common Stock for any purpose other than as described herein.
     The availability of authorized but unissued shares of Common Stock might be deemed to have the effect of preventing or discouraging an attempt by another person to obtain control of the Company, because the additional shares could be issued by the Board of Directors, which could dilute the stock ownership of such person. In addition, the Company’s Certificate of Incorporation authorizes the issuance of “blank check” convertible preferred stock with the designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without stockholder approval, to issue convertible preferred stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of our Common Stock. The issuance of convertible preferred stock could discourage, delay or prevent a change in control of the Company and also may have the effect of discouraging a third party from making a tender offer or otherwise attempting to obtain control of the Company even though the transaction might be economically beneficial to the Company and its stockholders. This proposal is not being proposed in response to a known effort to acquire control of the Company.
     The additional shares of Common Stock to be authorized by adoption of the amendment to the Certificate of Incorporation would have rights identical to the current issued and outstanding shares of Common Stock of the Company. Adoption of the proposed amendment would not affect the rights of existing holders of Common Stock. Like existing holders, holders of shares of Common Stock issued following adoption of the proposed amendment would not be entitled to pre-emptive rights with respect to any future issuances of Common Stock or convertible preferred stock, and such issuances would reduce the proportionate ownership interest in the Company that each holder had immediately prior to the issuance. The Company has never paid a cash dividend on its Common Stock and does not anticipate paying cash dividends for the foreseeable future. CytoCore intends to reinvest any funds that might otherwise be available for the payment of dividends in further development of its business.

     Warrants issued to current and former directors and officers of the Company, to purchase an aggregate 10,500,000 shares of Common Stock, were amended to provide that such warrants were not exercisable until such time as certain conditions were met, including approval by the stockholders of an increase in the number of authorized shares of Common Stock. If stockholders approve this Proposal II, such warrants will immediately become exercisable in accordance with the terms of the warrant amendment.
     If approved by the stockholders, the amendment to the Certificate of Incorporation would become effective upon the filing of a Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware, the form of which is included as Appendix B to this Proxy Statement which filing is expected to take place shortly after the Meeting.
     The affirmative vote of the holders of a majority of the outstanding shares of Common Stock and Series E Stock entitled to vote at the Meeting, voting together as a single class, is required to approve the proposal to amend the Company’s Certificate of Incorporation. Votes withheld or abstaining from voting, as well as broker non-votes, will therefore have the same effect as a negative vote or a vote against this proposal.
     Unless otherwise specified, the persons designated in the proxy will vote the shares covered thereby at the Meeting FOR the approval of the amendment.
THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR
THE AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     Amper, Politziner & Mattia PC (“Amper”) has served as the Company’s independent registered public accounting firm since May 2006 and has been selected by the Board to serve as the Company’s independent registered public accounting firm for the 2007 fiscal year. A representative of Amper is not expected to be present at the Meeting.
     Altschuler, Melvoin and Glasser LLP (“AMG”) served as the Company’s independent registered public accounting firm from April 2003 until its resignation on May 10, 2006. The report of AMG on the Company’s consolidated financial statements for fiscal 2005 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that the opinion contained a “going concern” explanatory paragraph. The report of AMG on the consolidated financial statements for fiscal 2004 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that the opinion contained a “going concern” explanatory paragraph and a disclaimer of opinion on the financial statements for the year ended December 31, 2003 of Samba Technologies, SARL, a wholly-owned subsidiary of the Company, which statements were audited by other auditors.
     In connection with its audits for the two most recent fiscal years and through May 10, 2006, there were no disagreements with AMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of AMG would have caused the firm to make reference thereto in its report on the financial statements for such years.
     The Company requested that AMG furnish it with a letter addressed to the SEC stating whether or not it agreed with the above statements. A copy of such letter, dated May 15, 2006, was filed as Exhibit 16 to the Form 8-K filed by the Company on May 16, 2006 reporting AMG’s resignation.
     AMG had a relationship with American Express Tax and Business Services, Inc. (“TBS”) from which it leased auditing staff who were full-time, permanent employees of TBS and through which its partners provided non-audit services. As a result of this arrangement, AMG had no full time employees and therefore, none of the audit services performed were provided by permanent full-time employees of AMG. Effective October 1, 2005, TBS was acquired by RSM McGladrey, Inc. (“RSM”) and AMG’s relationship with TBS was replaced with a similar relationship with RSM. AMG managed and supervised the audit and audit staff, and was exclusively responsible for the opinion rendered in connection with its examination.
Fees
     Audit Fees. The aggregate fees billed for fiscal years 2006 and 2005 for professional services rendered by Amper for the audit of the Company’s annual financial statements and review of the financial statements included in the Company’s Forms 10-QSB or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years were approximately $235,000 and $0, respectively.
     The aggregate fees billed for fiscal years 2006 and 2005 for professional services rendered by AMG for the audit of the Company’s annual financial statements and review of the financial statements included in the Company’s Forms 10-QSB or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years were approximately $6,000 and $164,000, respectively.
     Audit-Related Fees. Neither Amper nor AMG performed any assurance and related services that were reasonably related to the performance of the independent registered public accounting firm’s audit or review of the Company’s financial statements for fiscal years 2006 and 2005.
     Tax Fees. The Company did not incur or pay any fees for professional services rendered for tax compliance, tax advice and tax planning in either of its two most recent fiscal years.
     All Other Fees. Neither Amper nor AMG performed any services other than those described above for the Company for fiscal years 2006 and 2005.

Pre-Approval Policies
     As required by applicable law, the Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent registered public accounting firm. In connection with such responsibilities, the Audit Committee is required, and it is the Audit Committee’s policy, to pre-approve the audit and permissible non-audit services (both the type and amount) performed by the Company’s independent registered public accounting firm in order to ensure that the provision of such services does not impair the firm’s independence, in appearance or fact.
     The Audit Committee pre-approved all audit and permissible non-audit services provided to the Company by the independent registered public accounting firm during fiscal 2006.
ADDITIONAL INFORMATION
Transaction of Other Business
     The Board of Directors knows of no other business that will be presented for consideration at the Meeting other than that described above. If any other business should come before the Meeting, however, it is the intention of the persons named in the enclosed proxy to vote, or otherwise act, in accordance with their best judgment on such matters.
Stockholder Proposals for 2008 Annual Meeting
     In order to be eligible for inclusion in the Company’s proxy materials for the next annual meeting of stockholders, any stockholder proposal to take action at such meeting must be received by the Company no later than January 24, 2008. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

     In order for a matter to be properly brought before a meeting but not presented in the Company’s proxy statement for such meeting, a stockholder must comply with the provisions of the Company’s By-laws regarding annual meeting agenda items. Specifically, the By-laws provide that for business to be properly brought before any annual meeting by a stockholder, the stockholder must deliver written notice to, or mail such written notice so that it is received by, the Secretary of the Corporation at the principal executive offices of the Corporation not less than 60 days prior to the first anniversary of the date of the mailing of the notice of the previous year’s annual meeting of stockholders, or March 24, 2008. If, however, no annual meeting of stockholders was held in the previous year or if the date of the annual meeting is advanced by more than 30 days prior to, or delayed by more than 60 days after, such anniversary date, to be timely the stockholder’s notice must be so delivered, or mailed and received, not later than the close of business on the later of (a) the 60th day prior to such annual meeting or (b) the 10th day following the day on which the date of the meeting has been first “publicly disclosed” by the Company. “Publicly disclosed” or “public disclosure” means disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service, or in a document publicly filed by the Company with the SEC.
     Any stockholder’s notice must set forth as to each matter the stockholder proposes to bring before the annual meeting:
•	a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting;

•	the name and address, as they appear on the Company’s books, of the stockholder proposing such business;

•	the class and number of shares of the Company which are beneficially owned by the stockholder; and

•	any material interest of the stockholder in such business.
Solicitations

     The cost of the solicitation of proxies will be borne by the Company. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone, facsimile or e-mail without additional compensation. The Company will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy materials to those persons for whom they hold voting securities and request instructions for voting the proxies. The Company will reimburse such brokerage houses and other persons for their reasonable expenses in connection with their distribution of Company proxy materials.
Annual Report on Form 10-KSB
     A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 2006, (AS AMENDED) WHICH CONTAINS FINANCIAL STATEMENTS AND OTHER INFORMATION OF INTEREST TO STOCKHOLDERS, ACCOMPANIES THIS PROXY STATEMENT. STOCKHOLDERS MAY, UPON WRITTEN REQUEST AND UPON PAYMENT OF A REASONABLE FEE, ALSO OBTAIN COPIES OF THE EXHIBITS TO THE ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 2006 (AS AMENDED). REQUESTS SHOULD BE MADE IN WRITING TO: CYTOCORE, INC., 414 NORTH ORLEANS STREET, SUITE 502, CHICAGO, ILLINOIS 60610, ATTENTION: CHIEF FINANCIAL OFFICER.
By Order of the Board of Directors
Dr. Augusto Ocana
Chief Executive Officer

APPENDIX A
CytoCore, Inc.
Amended and Restated
Audit Committee Charter
(As Adopted June 14, 2004)
Organization
     The Audit Committee of the Board of Directors shall be comprised of at least two directors, each of whom shall be independent as required by all applicable rules and regulations. Members of the Audit Committee shall be considered independent if they have no relationship that, in the opinion of the Board of Directors, may interfere with the exercise of his or her independent judgment as a member of the Committee.
     A director who has such a relationship may be appointed to the Audit Committee of the Board, under exceptional and limited circumstances, if the Board determines that membership on the Committee by the individual is required by the best interest of the company and its shareholders, and the Board discloses, in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for the determination.
     All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise. Within the time frame required by applicable rules, the Committee shall have at least one audit committee financial expert. Designation of such audit committee financial expert shall be made annually by the Board of Directors.
Statement of Policy
     The Audit Committee shall provide assistance to the directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the Company, and the quality and integrity of financial reports of the Company. In so doing, it is the responsibility of the Audit Committee to maintain free and open communication between the directors, the independent auditors, the internal auditors, and the financial management of the Company.
Responsibilities
     In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.
     In carrying out these responsibilities, the Audit Committee will:
•	Obtain the full Board of Directors’ approval of this Charter and review and reassess this Charter as conditions dictate (at least annually).

•	Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the Company and its divisions and subsidiaries.

•	Have a clear understanding with the independent auditors that they are ultimately accountable to the Board of Directors and the Audit Committee, as the shareholders’ representatives, who have the ultimate authority in deciding to engage, evaluate, and if appropriate, terminate their services.

•	Meet with the independent auditors and financial management of the Company to review the proposed scope of the annual audit and timely quarterly reviews for the current year and the procedures to be utilized, the adequacy of the independent auditor’s compensation, and at the conclusion thereof to review such audit or review, including any comments or recommendations of the independent auditors.

•	Review with the independent auditors and the Company’s financial and accounting personnel the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal controls or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper.

•	Review reports received from regulators and other legal and regulatory matters that may have a material effect on the financial statements and related Company compliance therewith.

•	Inquire of management and the independent auditors about significant risks or exposures and assess the steps management has taken to minimize such risks to the Company.

•	Review the quarterly financial statements with financial management and the independent auditors prior to the filing of the Form 10-QSB (or prior to the press release of results, if possible) to determine that the independent auditors do not take exception to the disclosure and content of the financial statements, and discuss any other matters required to be communicated to the Committee by the auditors. The chair of the Committee may represent the entire Committee for purposes of this review.

•	Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Review with financial management and the independent auditors the results of their timely analysis of significant financial reporting issues and practices, including changes in, or adoptions of, accounting principles and disclosure practices, and discuss any other matters required to be communicated to the Committee by the auditors. Also review with financial management and the independent auditors their judgments about the quality, not just acceptability, of accounting principles and the clarity of the financial disclosure practices used or proposed to be used, and particularly, the degree of aggressiveness or conservatism of the organization’s accounting principles and underlying estimates, and other significant decisions made in preparing the financial statements.

•	Provide sufficient opportunity for the independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors’ evaluation of the company’s financial reporting procedures and accounting, and the cooperation that the independent auditors received during the course of audit.

•	Review accounting and financial human resources and succession planning within the Company.

•	Report the results of the annual audit to the Board of Directors. If requested by the Board, invite the independent auditors to attend the full Board of Directors meeting to assist in reporting the results of the annual audit or to answer other directors’ questions (alternatively, the other directors, particularly the other independent directors, may be invited to attend the Audit Committee meeting during which the results of the annual audit are reviewed).

•	On an annual basis, obtain from the independent auditors a written communication delineating all their relationships and professional services as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. In addition, review with the independent auditors the nature and scope of any disclosed relationships or professional services and take, or recommend that the Board of Directors take, appropriate action to ensure the continuing independence of the auditors.

•	Review the report of the Audit Committee in the annual report to shareholders and the Annual Report on Form 10-KSB, disclosing whether or not the Committee had reviewed and discussed with management and the independent auditors, as well as discussed within the Committee (without management or the independent auditors present), the financial statements and the quality of accounting principles and significant judgments affecting the financial statements. In addition, disclose the Committee’s conclusion on the fairness of presentation of the financial statements in conformity with GAAP based on those discussions.

•	Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each Committee meeting with, the Board of Directors.

•	Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

•	Review the Company’s disclosure in the proxy statement for its annual meeting of shareholders that describes that the Committee has satisfied its responsibilities under this Charter for the prior year. In addition, include a copy of this Charter in the annual report to shareholders or the proxy statement at least triennially or the year after any significant amendment to the Charter.

APPENDIX B
CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
CYTOCORE, INC.
(Pursuant to Section 242
of the General Corporation Law of the State of Delaware)
     CytoCore, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:
     1.      That at a meeting of the Board of Directors of the Corporation, resolutions were adopted recommending an amendment of the Corporation’s Certificate of Incorporation (as amended to date) and directing that such amendment be considered at the next annual meeting of the stockholders of the Corporation. The text of the proposed amendment is as follows:
     Article FOURTH of the Certificate of Incorporation of the Corporation shall be amended by deleting Section 4.1 of Article FOURTH thereof in its entirety and substituting therefor the following:
     “Section 4.1. The total number of shares of stock which the Corporation is authorized to issue is Five Hundred Ten Million (510,000,000) shares, comprised of Five Hundred Million (500,000,000) shares of common stock, $0.001 par value per share, and Ten Million (10,000,000) shares of preferred stock, $0.001 par value per share.”
     2.      That said amendment, having been duly proposed and recommended by the Board of Directors of the Corporation, was considered by the stockholders of the Corporation at the annual meeting of stockholders, duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware.
     3.      That said amendment was duly adopted, by the holders of a majority of the outstanding stock of each class of stock of the Corporation entitled to vote thereon, in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
     The undersigned President of the Corporation hereby makes this certificate, declaring and certifying that the facts stated herein are true, and accordingly has hereunto set his hand this ___day of ____________, 2007.

CYTOCORE, INC.
By:	/s/ Dr. Augusto Ocana
Dr. Augusto Ocana, Chief Executive Officer

CytoCore, Inc.
414 North Orleans, Suite 502
Chicago, IL 60610

PROXY	PROXY
Common Stock	Common Stock
For the Annual Meeting of Stockholders
June 21, 2007
The undersigned stockholder of CytoCore, Inc. hereby appoints Dr. Augusto Ocana and Robert F. McCullough, Jr. and each of them, attorneys, agents and proxies, with full power of substitution to each, to vote all of the shares of Common Stock, $.001 par value, the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on Thursday, June 21, 2007 at 10:00 a.m. (local time) at the Hyatt Regency, 5 Embarcadero Center, San Francisco, California, 94111, and at any adjournments thereof, in the manner indicated herein and in their discretion on any other business which may properly come before said meeting, all in accordance with and as more fully described in the Notice and accompanying Proxy Statement for said meeting, receipt of which is hereby acknowledged.
THE SHARES REPRESENTED BY THIS PROXY SHALL BE VOTED AS SPECIFIED BELOW. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR APPROVAL OF EACH OF THE PROPOSALS LISTED, INCLUDING FOR THE ELECTION OF DIRECTORS.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO EXERCISE.
Please mark votes as in this example using dark ink only: ☑
1.	Election of five (5) directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.

John H. Abeles, M.D. Robert F. McCullough, Jr. Alexander M. Milley Dr. Augusto Ocana Clinton H. Severson

For	Withhold	For All
All	All	Except

☐	☐	☐

(Instructions: To withhold authority to vote for any individual nominee(s), write the name(s) of the nominee(s) above.)

2.	Amend the Certificate of Incorporation (as amended to date) of CytoCore, Inc. to increase the number of authorized shares of common stock, $.001 par value, from 375,000,000 to 500,000,000 shares.

For	Against	Abstain

☐	☐	☐

1

In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof, if such business was not known to the Board of Directors prior to the solicitation of this proxy.

Date:	, 2007

Signature(s)

Please sign exactly as name(s) appear hereon. Please sign, date and return the proxy promptly in the enclosed envelope. When signing as attorney, administrator, trustee, or guardian, please give full title. If the signature is for a corporation, please sign in full corporate name by an authorized officer. If the shares are registered in more than one name, all holders must sign.

Fold and Detach Here
Your vote is important!
Please sign, date and return the Proxy promptly
in the enclosed envelope.

2

CytoCore, Inc.
414 North Orleans, Suite 502
Chicago, IL 60610

PROXY	PROXY
Series E	Series E
Convertible	Convertible
Preferred Stock	Preferred Stock
For the Annual Meeting of Stockholders
June 21, 2007
The undersigned stockholder of CytoCore, Inc. hereby appoints Dr. Augusto Ocana and Robert F. McCullough, Jr. and each of them, attorneys, agents and proxies, with full power of substitution to each, to vote all of the shares of Series E Convertible Preferred Stock, $.001 par value, the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on Thursday, June 21, 2007 at 10:00 a.m. (local time) at the Hyatt Regency, 5 Embarcadero Center, San Francisco, California, 94111, and at any adjournments thereof, in the manner indicated herein and in their discretion on any other business which may properly come before said meeting, all in accordance with and as more fully described in the Notice and accompanying Proxy Statement for said meeting, receipt of which is hereby acknowledged.
THE SHARES REPRESENTED BY THIS PROXY SHALL BE VOTED AS SPECIFIED BELOW. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR APPROVAL OF EACH OF THE PROPOSALS LISTED, INCLUDING FOR THE ELECTION OF DIRECTORS.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO EXERCISE.
Please mark votes as in this example using dark ink only: ☑
1.	Election of five (5) directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.

John H. Abeles, M.D. Robert F. McCullough, Jr. Alexander M. Milley Dr. Augusto Ocana Clinton H. Severson

For All	Withhold All	For All Except

☐	☐	☐

(Instructions: To withhold authority to vote for any individual nominee(s), write the name(s) of the nominee(s) above.)

2.	Amend the Certificate of Incorporation (as amended to date) of CytoCore, Inc. to increase the number of authorized shares of common stock, $.001 par value, from 375,000,000 to 500,000,000 shares.

For	Against	Abstain

☐	☐	☐

1

In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof, if such business was not known to the Board of Directors prior to the solicitation of this proxy.

Date:	, 2007

Signature(s)

Please sign exactly as name(s) appear hereon. Please sign, date and return the proxy promptly in the enclosed envelope. When signing as attorney, administrator, trustee, or guardian, please give full title. If the signature is for a corporation, please sign in full corporate name by an authorized officer. If the shares are registered in more than one name, all holders must sign.

Fold and Detach Here
Your vote is important!
Please sign, date and return the Proxy promptly
in the enclosed envelope.

2